UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 22, 2023
DZS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
5700 Tennyson Parkway, Suite 400
Plano, TX 75024
(Address of Principal Executive Offices, Including Zip Code)
(469) 327-1531
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	DZSI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Second Loan Agreement
As previously disclosed by DZS Inc., a Delaware corporation (the “Company”), in its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 13, 2023 (the “Prior 8-K”), on September 12, 2023, DASAN Network Solutions, Inc., a Korea corporation and an indirect subsidiary of the Company, as borrower (“DNS Korea”), entered into a Loan Agreement (the “First Loan Agreement”) with Dasan Networks, Inc., a Korea corporation, as lender (“DNI”), DZS California, Inc., a California corporation, as collateral provider (“DZS California”), and the Company. Pursuant to the First Loan Agreement, DNS Korea received a three-year term loan from DNI in an aggregate principal amount equal to 32,670,750,000 South Korean Won (“KRW”), the equivalent of $24,500,000 USD (the “First DNI Loan”).
On September 22, 2023, DNS Korea entered into a Loan Agreement (the “Second Loan Agreement”) with DNI, as lender, DZS California, as collateral provider, and the Company, pursuant to which DNS Korea received an additional three-year term loan from DNI in an aggregate principal amount equal to 6,957,650,000 KRW, the equivalent of $5,234,071 USD (the “Second DNI Loan” and, together with the First DNI Loan, the “DNI Loans”), bringing the total amount loaned by DNI to DNS Korea under the DNI Loans to 39,628,400,000 KRW, or the equivalent of $29,734,071 USD. The Second DNI Loan matures on September 12, 2026 and bears interest at a fixed rate of 8.0% per annum. Interest is payable on the last day of each calendar quarter.
The net proceeds under the Second DNI Loan will be used to repay the remaining amount outstanding under the Credit Agreement, dated as of February 9, 2022, by and among the Company, as borrower, the other loan parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
The obligations under the Second Loan Agreement are secured by the same collateral that was pledged under the First Loan Agreement: liens on certain assets of DNS Korea and on 9,999,999 shares of the common stock of DNS Korea held by DZS California.
Other than the amount of the Second DNI Loan, the Second Loan Agreement is substantially the same as the First Loan Agreement, including, without limitation, the collateral provisions, prepayment rights, covenants (including financial covenants) and events of default, in each case, as described in the Prior 8-K, which description is incorporated herein by reference.
The foregoing description of the Second Loan Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Second Loan Agreement, an English translation of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1
Loan Agreement, dated as of September 22, 2023, by and among Dasan Networks, Inc., as Lender, Dasan Network Solutions, Inc., as Borrower, DZS California, Inc., as Collateral Provider, and DZS Inc. (English translation).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2023	DZS Inc.

	By:	/s/ Misty Kawecki
Misty Kawecki
Chief Financial Officer